Exhibit 99.1

UNITED STATES COMMODITY FUNDS LLC

General Partner of the United States 12 Month Natural Gas Fund, LP

March 27, 2026

Dear United States 12 Month Natural Gas Fund, LP Investor,

Enclosed with this letter is your copy of the 2025 financial statements for the United States 12 Month Natural Gas Fund, LP (ticker symbol “UNL”). We have mailed this statement to all investors in UNL who held shares as of December 31, 2025 to satisfy our annual reporting requirement under federal commodities laws. In addition, the current United States Commodity Funds LLC (“USCF”) Privacy Policy applicable to UNL is available on USCF’s website at www.uscfinvestments.com. Additional information concerning UNL’s 2025 results may be found by referring to UNL’s Annual Report on Form 10-K (the “Form 10-K”), which has been filed with the U.S. Securities and Exchange Commission (the “SEC”). You may obtain a copy of the Form 10-K by going to the SEC’s website at www.sec.gov, or by going to USCF’s website at www.uscfinvestments.com. You may also call USCF at 1-800-920-0259 to speak to a representative and request additional material, including a current UNL Prospectus.

USCF is the general partner of UNL. USCF is also the general partner or sponsor and operator of several other commodity-based exchange-traded funds. These other funds are referred to in the attached financial statements and include:

United States Oil Fund, LP	(ticker symbol: USO)	United States Commodity Index Fund	(ticker symbol: USCI)
United States Natural Gas Fund, LP	(ticker symbol: UNG)	United States Copper Index Fund	(ticker symbol: CPER)
United States 12 Month Oil Fund, LP	(ticker symbol: USL)
United States Gasoline Fund, LP	(ticker symbol: UGA)
United States Brent Oil Fund, LP	(ticker symbol: BNO)

Information about these other funds is contained within the Form 10-K as well as in the current UNL Prospectus. Investors in UNL who wish to receive additional information about these other funds may do so by going to the USCF website at www.uscfinvestments.com.

You may also call USCF at 1-800-920-0259 to request additional information.

Thank you for your continued interest in UNL.

Regards,

/s/ John P. Love
John P. Love
President and Chief Executive Officer
United States Commodity Funds LLC

*This letter is not an offer to buy or sell securities. Investment in UNL or any other funds should be made only after reading such fund’s prospectus. Please consult the relevant prospectus for a description of the risks and expenses involved in any such investment.

UNITED STATES 12 MONTH NATURAL GAS FUND, LP

FINANCIAL STATEMENTS

For the years ended December 31, 2025, 2024 and 2023

AFFIRMATION OF THE COMMODITY POOL OPERATOR

To the Shareholders of the United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in this Annual Report for the years ended December 31, 2025, 2024 and 2023 is accurate and complete.

By	United States Commodity Funds LLC, as General Partner

By:	/s/ John P. Love
John P. Love
President & Chief Executive Officer of United States Commodity Funds LLC
On behalf of United States 12 Month Natural Gas Fund, LP

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of

United States 12 Month Natural Gas Fund, LP

Opinion on the Financial Statements

We have audited the accompanying statements of financial condition, including the schedules of investments, of United States 12 Month Natural Gas Fund, LP (the “Fund”) as of December 31, 2025 and 2024, the related statements of operations, changes in partners’ capital, and cash flows for each of the years in the three-year period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of December 31, 2025 and 2024, the results of its operations, changes in partners’ capital, and its cash flows for each of the years in the three-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement whether due to error or fraud. The Fund is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2025 and 2024, by correspondence with the custodian and broker. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Fund’s auditor since 2023.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

February 27, 2026

United States 12 Month Natural Gas Fund, LP

Statements of Financial Condition

At December 31, 2025 and December 31, 2024

	December 31, 2025		December 31, 2024
Assets
Cash and cash equivalents (at cost $18,161,325 and $17,860,450, respectively) (Notes 2 and 5)	$18,161,325	(a)	$17,860,450	(a)
Equity in trading accounts:
Cash and cash equivalents (at cost $2,660,560 and $–, respectively)	2,660,560		—
Unrealized gain (loss) on open commodity futures contracts	(2,070,955)		1,115,220
Dividends receivable	25,402		41,994
Interest receivable	35,828		27,345
Prepaid insurance	2,971		534
Total Assets	$18,815,131		$19,045,543

Liabilities and Partners’ Capital
Payable due to Broker	$—		$230,776
General Partner management fees payable (Note 3)	10,467		9,657
Professional fees payable	90,662		131,309
Brokerage commissions payable	—		391
Directors’ fees payable	578		582
License fees payable	2,895		707
Total Liabilities	104,602		373,422

Commitments and Contingencies (Notes 3, 4 & 5)

Partners’ Capital
General Partners	—		—
Limited Partners	18,710,529		18,672,121
Total Partners’ Capital	18,710,529		18,672,121
Total Liabilities and Partners’ Capital	$18,815,131		$19,045,543
Limited Partners’ shares outstanding	2,550,000		2,300,000
Net asset value per share	$7.34		$8.12
Market value per share	$7.38		$8.17

(a)	A portion of this amount is designated to meet daily Futures Commission Merchants’ margin requirements.

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP

Schedule of Investments

At December 31, 2025

	Notional Amount	Number of Contracts	Fair Value/Unrealized Gain (Loss) on Open Commodity Contracts	% of Partners’ Capital
Open Commodity Futures Contracts—Long
United States Contracts
NYMEX Natural Gas Futures NG February 2026 contracts, expiring January 2026	$1,835,107	42	$(286,987)	(1.53)
NYMEX Natural Gas Futures NG March 2026 contracts, expiring February 2026	1,610,383	41	(327,083)	(1.75)
NYMEX Natural Gas Futures NG April 2026 contracts, expiring March 2026	1,561,923	41	(269,193)	(1.44)
NYMEX Natural Gas Futures NG May 2026 contracts, expiring April 2026	1,533,443	42	(176,843)	(0.94)
NYMEX Natural Gas Futures NG June 2026 contracts, expiring May 2026	1,663,192	42	(222,172)	(1.19)
NYMEX Natural Gas Futures NG July 2026 contracts, expiring June 2026	1,729,960	42	(188,140)	(1.01)
NYMEX Natural Gas Futures NG August 2026 contracts, expiring July 2026	1,755,677	42	(184,457)	(0.99)
NYMEX Natural Gas Futures NG September 2026 contracts, expiring August 2026	1,647,788	42	(87,488)	(0.47)
NYMEX Natural Gas Futures NG October 2026 contracts, expiring September 2026	1,672,394	42	(92,774)	(0.50)
NYMEX Natural Gas Futures NG November 2026 contracts, expiring October 2026	1,767,480	42	(90,840)	(0.49)
NYMEX Natural Gas Futures NG December 2026 contracts, expiring November 2026	2,017,308	42	(144,528)	(0.77)
NYMEX Natural Gas Futures NG January 2027 contracts, expiring December 2026	1,975,290	42	(450)	0.00 †
Total Open Futures Contracts*	$20,769,945	502	$(2,070,955)	(11.08)

	Shares/Principal Amount	Market Value	% of Partners’ Capital
Cash Equivalents
United States Money Market Funds
Dreyfus Institutional Preferred Government Money Market Fund—Institutional Shares, 3.71%#	4,000,000	$4,000,000	21.38
Morgan Stanley Institutional Liquidity Funds—Government Portfolio—Institutional Shares, 3.69%#	4,000,000	4,000,000	21.38
Total United States Money Market Funds		$8,000,000	42.76

*	Collateral amounted to $2,660,560 on open commodity futures contracts.
†	Represents less than 0.005%.
#	Reflects the 7-day yield at December 31, 2025.

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP

Schedule of Investments

At December 31, 2024

	Notional Amount	Number of Contracts	Fair Value/Unrealized Gain (Loss) on Open Commodity Contracts	% of Partners’ Capital
Open Commodity Futures Contracts—Long
United States Contracts
NYMEX Natural Gas Futures NG February 2025 contracts, expiring January 2025	$1,507,310	43	$54,880	0.29
NYMEX Natural Gas Futures NG March 2025 contracts, expiring February 2025	1,325,307	43	6,833	0.04
NYMEX Natural Gas Futures NG April 2025 contracts, expiring March 2025	1,226,637	42	62,763	0.34
NYMEX Natural Gas Futures NG May 2025 contracts, expiring April 2025	1,299,545	43	57,965	0.31
NYMEX Natural Gas Futures NG June 2025 contracts, expiring May 2025	1,353,278	43	80,772	0.43
NYMEX Natural Gas Futures NG July 2025 contracts, expiring June 2025	1,475,965	43	38,495	0.21
NYMEX Natural Gas Futures NG August 2025 contracts, expiring July 2025	1,416,560	43	114,240	0.61
NYMEX Natural Gas Futures NG September 2025 contracts, expiring August 2025	1,406,475	43	116,587	0.62
NYMEX Natural Gas Futures NG October 2025 contracts, expiring September 2025	1,404,005	43	152,165	0.82
NYMEX Natural Gas Futures NG November 2025 contracts, expiring October 2025	1,531,437	43	148,143	0.79
NYMEX Natural Gas Futures NG December 2025 contracts, expiring November 2025	1,695,166	43	181,354	0.97
NYMEX Natural Gas Futures NG January 2026 contracts, expiring December 2025	1,901,055	43	101,023	0.54
Total Open Futures Contracts	$17,542,741	515	$1,115,220	5.97

	Shares/Principal Amount	Market Value	% of Partners’ Capital
Cash Equivalents
United States Money Market Funds
Morgan Stanley Institutional Liquidity Funds—Government Portfolio—Institutional Shares, 4.43%#	11,000,000	$11,000,000	58.91
Total United States Money Market Funds		$11,000,000	58.91

#	Reflects the 7-day yield at December 31, 2024.

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP

Statements of Operations

For the years ended December 31, 2025, 2024 and 2023

	Year ended December 31, 2025	Year ended December 31, 2024	Year ended December 31, 2023
Income
Gain (loss) on trading of commodity futures contracts:
Realized gain (loss) on closed commodity futures contracts	$1,855,894	$(7,409,144)	$(17,944,426)
Change in unrealized gain (loss) on open commodity futures contracts	(3,186,175)	5,565,625	3,969,335
Dividend income	334,568	557,193	723,226
Interest income	251,803	349,752	122,232
ETF transaction fees	8,050	11,200	6,650
Total Income (Loss)	$(735,860)	$(925,374)	$(13,122,983)

Expenses
General Partner management fees (Note 3)	$85,928	$117,177	$131,022
Professional fees	132,850	235,573	168,584
Brokerage commissions	4,465	8,179	5,945
Directors’ fees and insurance	7,144	9,867	17,277
License fees	5,232	4,286	2,620
Total Expenses	235,619	375,082	325,448
Expense waiver (Note 4)	—	(80,982)	(168,223)
Net Expenses	$235,619	$294,100	$157,225
Net Income (Loss)	$(971,479)	$(1,219,474)	$(13,280,208)
Net Income (Loss) per limited partner share	$(0.78)	$(0.46)	$(8.66)
Net Income (Loss) per weighted average limited partner share	$(0.58)	$(0.53)	$(8.61)
Weighted average limited partner shares outstanding	1,669,726	2,316,940	1,542,877

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP

Statements of Changes in Partners’ Capital

For the years ended December 31, 2025, 2024 and 2023

	Limited Partners*
	Year ended December 31, 2025	Year ended December 31, 2024	Year ended December 31, 2023
Balances at beginning of year	$18,672,121	$16,295,950	$24,991,934
Addition of 1,450,000, 2,700,000 and 1,250,000 partnership shares, respectively	11,952,063	21,720,123	14,459,823
Redemption of (1,200,000), (2,300,000) and (800,000) partnership shares, respectively	(10,942,176)	(18,124,478)	(9,875,599)
Net income (loss)	(971,479)	(1,219,474)	(13,280,208)

Balances at end of year	$18,710,529	$18,672,121	$16,295,950

*	General Partners’ shares outstanding and capital for the periods presented were zero.

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP

Statements of Cash Flows

For the years ended December 31, 2025, 2024 and 2023

	Year ended December 31, 2025	Year ended December 31, 2024	Year ended December 31, 2023
Cash Flows from Operating Activities:
Net income (loss)	$(971,479)	$(1,219,474)	$(13,280,208)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Change in unrealized (gain) loss on open commodity futures contracts	3,186,175	(5,565,625)	(3,969,335)
(Increase) decrease in receivable from General Partner	—	168,223	(4,647)
(Increase) decrease in dividends receivable	16,592	11,949	40,062
(Increase) decrease in interest receivable	(8,483)	(9,290)	(10,229)
(Increase) decrease in prepaid insurance	(2,437)	1,587	(1,361)
(Increase) decrease in prepaid license fees	—	6,623	137
Increase (decrease) in payable due to Broker	(230,776)	230,776	—
Increase (decrease) in General Partner management fees payable	810	(1,245)	(9,169)
Increase (decrease) in professional fees payable	(40,647)	51,660	(15,096)
Increase (decrease) in brokerage commissions payable	(391)	—	—
Increase (decrease) in directors’ fees payable	(4)	(2,264)	—
Increase (decrease) in license fees payable	2,188	707	—
Net cash provided by (used in) operating activities	1,951,548	(6,326,373)	(17,249,846)

Cash Flows from Financing Activities:
Addition of partnership shares	11,952,063	21,720,123	14,459,823
Redemption of partnership shares	(10,942,176)	(18,124,478)	(9,875,599)
Net cash provided by (used in) financing activities	1,009,887	3,595,645	4,584,224

Net Increase (Decrease) in Cash and Cash Equivalents	2,961,435	(2,730,728)	(12,665,622)

Total Cash, Cash Equivalents and Equity in Trading Accounts, beginning of year	17,860,450	20,591,178	33,256,800
Total Cash, Cash Equivalents and Equity in Trading Accounts, end of year	$20,821,885	$17,860,450	$20,591,178

Components of Cash, Cash Equivalents and Equity in Trading Accounts:
Cash and cash equivalents	$18,161,325	$17,860,450	$14,477,947
Equity in Trading Accounts:
Cash and cash equivalents	2,660,560	—	6,113,231
Total Cash, Cash Equivalents and Equity in Trading Accounts	$20,821,885	$17,860,450	$20,591,178

See accompanying notes to financial statements.

United States 12 Month Natural Gas Fund, LP

Notes to Financial Statements

For the years ended December 31, 2025, 2024 and 2023

NOTE 1 — ORGANIZATION AND BUSINESS

The United States 12 Month Natural Gas Fund, LP (“UNL”) was organized as a limited partnership under the laws of the state of Delaware on June 27, 2007. UNL is a commodity pool that issues limited partnership shares (“shares”) that are traded on the NYSE Arca, Inc. (the “NYSE Arca”). UNL will continue in perpetuity, unless terminated sooner upon the occurrence of one or more events as described in its Third Amended and Restated Agreement of Limited Partnership dated as of December 15, 2017 (the “LP Agreement”), which grants full management and control to its general partner, United States Commodity Funds LLC (“USCF”).

The investment objective of UNL is for the average daily percentage changes in per share net asset value (“NAV”) to reflect the average daily percentage changes of spot the price of natural gas delivered at the Henry Hub, Louisiana, as measured by the daily percentage changes in the average of the prices of 12 futures contracts for natural gas traded on the New York Mercantile Exchange (the “NYMEX”), consisting of the near month contract to expire and the contracts for the following 11 months for a total of 12 consecutive months’ contracts, except when the near month contract is within two weeks of expiration, in which case it will be measured by the futures contract that is the next month contract to expire and the contracts for the following 11 consecutive months (the “Benchmark Futures Contracts”), plus interest earned on UNL’s collateral holdings, less UNL’s expenses. When calculating the daily movement of the average price of the 12 contracts, each contract month is equally weighted. UNL seeks to achieve its investment objective by investing so that the average daily percentage change in UNL’s NAV for any period of 30 successive valuation days will be within plus/minus ten percent (10%) of the average daily percentage change in the average of the prices of the Benchmark Futures Contracts over the same period. UNL’s investment strategy is designed to provide investors with a cost effective way to invest indirectly in natural gas and to hedge against movements in the spot price of natural gas. As a result, investors should be aware that UNL would meet its investment objective even if there are significant deviations between changes in its daily NAV and changes in the daily prices of the Benchmark Futures Contracts, provided that the average daily percentage change in UNL’s NAV over 30 successive valuation days is within plus/minus ten percent (10%) of the average daily percentage change in the prices of the Benchmark Futures Contracts over the same period.

UNL seeks to achieve its investment objective by investing primarily in futures contracts for natural gas that are traded on the NYMEX, ICE Futures Europe and ICE Futures U.S. (together, “ICE Futures”), or other U.S. and foreign exchanges (collectively, “Futures Contracts”) and to a lesser extent, in order to comply with regulatory requirements, risk mitigation measures (including those that may be taken by UNL, UNL’s futures commission merchants (“FCMs”), counterparties or other market participants), liquidity requirements, or in view of market conditions, other natural gas-related investments such as cash-settled options on Futures Contracts, forward contracts for natural gas, cleared swap contracts, and non-exchange traded (“over-the-counter” or “OTC”) transactions that are based on the price of natural gas, crude oil and other petroleum-based fuels, as well as futures contracts for crude oil, heating oil, gasoline, and other petroleum-based fuels, Futures Contracts and indices based on the foregoing (collectively, “Other Natural Gas-Related Investments”). Market conditions that USCF currently anticipates could cause UNL to invest in Other Natural Gas-Related Investments include, but are not limited to, those allowing UNL to obtain greater liquidity or to execute transactions with more favorable pricing. For convenience and unless otherwise specified, Futures Contracts and Other Natural Gas-Related Investments collectively are referred to as “Natural Gas Interests” in the notes to the financial statements.

In addition, USCF believes that market arbitrage opportunities will cause daily changes in UNL’s share price on the NYSE Arca on a percentage basis to closely track average daily changes in UNL’s per share NAV on a percentage basis. USCF further believes that the daily changes in average of the prices of the Benchmark Futures Contracts have historically closely tracked the daily changes in the spot price of natural gas. USCF believes that the net effect of these two expected relationships will be that the daily changes in the price of UNL’s shares on the NYSE Arca on a percentage basis will continue to closely track the daily changes in the spot price of natural gas on a percentage basis, plus interest earned on UNL’s collateral holdings, less UNL’s expenses.

Investors should be aware that UNL’s investment objective is not for its NAV or market price of shares to equal, in dollar terms, the spot price of natural gas or any particular futures contract based on natural gas nor is UNL’s investment objective for the percentage change in its NAV to reflect the percentage change of the price of any particular futures contract as measured over a time period greater than one day. This is because natural market forces called contango and backwardation may impact and have impacted the total return on an investment in UNL’s shares relative to a hypothetical direct investment in natural gas and, in the future, it is likely that the relationship between the market price of UNL’s shares and changes in the spot prices of natural gas will continue to be impacted by contango and backwardation. It is important to note that the disclosure above ignores the potential costs associated with physically owning and storing natural gas, which could be substantial.

As of December 31, 2025, UNL held 502 Futures Contracts for natural gas traded on the NYMEX and did not hold any Futures Contracts traded on ICE Futures US.

UNL commenced investment operations on November 18, 2009 and has a fiscal year ending on December 31. USCF is responsible for the management of UNL. USCF is a member of the National Futures Association (the “NFA”) and became registered as a commodity pool operator with the Commodity Futures Trading Commission (the “CFTC”) effective December 1, 2005 and a swaps firm on August 8, 2013. USCF is also the general partner of the United States Oil Fund, LP (“USO”), the United States Natural Gas Fund, LP (“UNG”), the United States 12 Month Oil Fund, LP (“USL”), the United States Gasoline Fund, LP (“UGA”), and the United States Brent Oil Fund, LP (“BNO”).

USCF is also the sponsor of the United States Commodity Index Funds Trust (“USCIFT”), a Delaware statutory trust and each of its series: the United States Commodity Index Fund (“USCI”) and the United States Copper Index Fund (“CPER”).

USO, UNG, UGA, USL, BNO, USCI and CPER are referred to collectively herein as the “Related Public Funds.”

UNL issues shares to certain authorized purchasers (“Authorized Participants”) by offering baskets consisting of 50,000 shares (“Creation Baskets”) through ALPS Distributors, Inc., as the marketing agent (the “Marketing Agent”). The purchase price for a Creation Basket is based upon the NAV of a share calculated shortly after the close of the core trading session on the NYSE Arca on the day the order to create the basket is properly received.

Authorized Participants pay a transaction fee of $350 to UNL for each order placed to create one or more Creation Baskets or to redeem one or more baskets (“Redemption Baskets”), consisting of 50,000 shares. Shares may be purchased or sold on a nationally recognized securities exchange in smaller increments than a Creation Basket or Redemption Basket. Shares purchased or sold on a nationally recognized securities exchange are not purchased or sold at the per share NAV of UNL but rather at market prices quoted on such exchange.

In November 2009, UNL initially registered 30,000,000 shares on Form S-1 with the U.S. Securities and Exchange Commission (“SEC”). On November 18, 2009, UNL listed its shares on the NYSE Arca under the ticker symbol “UNL”. On that day, UNL established its initial per share NAV by setting the price at $50.00 and issued 200,000 shares in exchange for $10,000,000. UNL also commenced investment operations on November 18, 2009, by purchasing Futures Contracts traded on the NYMEX based on natural gas. UNL has an unlimited number of shares registered and available for issuance. On April 26, 2022, the SEC declared effective the registration statement filed by UNL that registered an unlimited number of shares.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with U.S. GAAP as detailed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification. UNL is an investment company for accounting purposes and follows the accounting and reporting guidance in FASB Topic 946.

Revenue Recognition

Commodity futures contracts, swap and forward contracts, physical commodities and related options are recorded on the trade date. All such transactions are recorded on the identified cost basis and marked to market daily. Unrealized gains or losses on open contracts are reflected in the statements of financial condition and represent the difference between the original contract amount and the market value (as determined by exchange settlement prices for futures contracts and related options and cash dealer prices at a predetermined time for swap and forward contracts, physical commodities, and their related options) as of the last business day of the year or as of the last date of the financial statements. Changes in the unrealized gains or losses between periods are reflected in the statements of operations. UNL earns income on funds held at the custodian or FCMs at prevailing market rates earned on such investments.

Income Taxes

UNL is not subject to federal income taxes; each partner reports his/her allocable share of income, gain, loss, deductions or credits on his/her own income tax return.

In accordance with U.S. GAAP, UNL is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any tax related appeals or litigation processes, based on the technical merits of the position. UNL files an income tax return in the U.S. federal jurisdiction and may file income tax returns in various U.S. states. UNL is not subject to income tax return examinations by major taxing authorities for years before 2021. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in UNL recording a tax liability that reduces net assets. However, UNL’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analysis of and changes to tax laws, regulations and interpretations thereof. UNL recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income tax fees payable, if assessed. No interest expense or penalties have been recognized as of and for the year ended December 31, 2025.

Creations and Redemptions

Authorized Participants may purchase Creation Baskets or redeem Redemption Baskets only in blocks of 50,000 shares at a price equal to the NAV of the shares calculated shortly after the close of the core trading session on the NYSE Arca on the day the order is placed.

UNL receives or pays the proceeds from shares sold or redeemed within two business days after the trade date of the purchase or redemption. The amounts due from Authorized Participants are reflected in UNL’s statements of financial condition as receivable for shares sold and amounts payable to Authorized Participants upon redemption are reflected as payable for shares redeemed.

Authorized Participants pay UNL a $350 transaction fee for each order they place to create one or more Creation Baskets or to redeem one or more Redemption Baskets.

Partnership Capital and Allocation of Partnership Income and Losses

Profit or loss shall be allocated among the partners of UNL in proportion to the weighted - average number of shares each partner holds as of the close of each month. USCF may revise, alter or otherwise modify this method of allocation as described in the LP Agreement.

Calculation of Per Share NAV

UNL’s per share NAV is calculated on each NYSE Arca trading day by taking the current market value of its total assets, subtracting any liabilities and dividing that amount by the total number of shares outstanding. UNL uses the closing price for the contracts on the relevant exchange on that day to determine the value of contracts held on such exchange.

Net Income (Loss) Per Share

Net income (loss) per share is the difference between the per share NAV at the beginning of each period and at the end of each period. The weighted average number of shares outstanding was computed for purposes of disclosing net income (loss) per weighted average share. The weighted average shares are equal to the number of shares outstanding at the end of the period, adjusted proportionately for shares added and redeemed based on the amount of time the shares were outstanding during such period. There were no shares held by USCF at December 31, 2025.

Offering Costs

Offering costs incurred in connection with the registration of additional shares after the initial registration of shares are borne by UNL. These costs include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated with such offerings. These costs are accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

Cash Equivalents

Cash equivalents include money market funds and overnight deposits or time deposits with original maturity dates of three months or less.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires USCF to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of the revenue and expenses during the reporting period. Actual results may differ from those estimates and assumptions.

Recently Issued Accounting Pronouncement

UNL adopted FASB Accounting Standards Update 2023-07, Segment Reporting (Topic 280) - Improvements to Reportable Segment Disclosures (“ASU 2023-07”). UNL operates in one segment. The segment derives its revenues from investments made in accordance with the defined investment strategy of UNL, as prescribed in UNL’s prospectus. The Chief Operating Decision Maker (“CODM”) is the Chief Executive Officer (“CEO”) of the general partner, USCF. The CODM monitors the operating results of the Fund as part of making decisions for allocating resources and evaluating performance.

NOTE 3 — FEES PAID BY THE FUND AND RELATED PARTY TRANSACTIONS

USCF Management Fee

Under the LP Agreement, USCF is responsible for investing the assets of UNL in accordance with the objectives and policies of UNL. In addition, USCF has arranged for one or more third parties to provide administrative, custody, accounting, transfer agency and other necessary services to UNL. For these services, UNL is contractually obligated to pay USCF a fee, which is paid monthly, equal to 0.60% per annum of average daily total net assets. Effective May 1, 2024, the management fee that UNL is contractually obligated to pay USCF, which is based on UNL’s average daily total net assets and is paid monthly, was reduced from 0.75% per annum to 0.60% per annum.

Ongoing Registration Fee and Other Offering Expenses

UNL pays all costs and expenses associated with the ongoing registration of its shares subsequent to the initial offering. These costs include registration or other fees paid to regulatory agencies in connection with the offer and sale of shares, and all legal, accounting, printing and other expenses associated with such offer and sale. For the years ended December 31, 2025, 2024 and 2023, UNL did not incur registration fees and other offering expenses.

Independent Directors’ and Officers’ Expenses

UNL is responsible for paying its portion of the directors’ and officers’ liability insurance for UNL and the Related Public Funds and the fees and expenses of the independent directors who also serve as audit committee members of UNL and the Related Public Funds. UNL shares the fees and expenses on a pro rata basis with each Related Public Fund, as described above, based on the relative assets of each Related Public Fund computed on a daily basis. These fees and expenses for the year ending December 31, 2025 were a total of $7,144 for UNL and, in the aggregate for UNL and the Related Public Funds, $754,349. For the year ended December 31, 2024 these fees and expenses were $9,867 for UNL and, in the aggregate for UNL and the Related Public Funds, $916,574 For the year ended December 31, 2023, these fees and expenses were $17,277 for UNL and, in the aggregate for UNL and Related Public Funds, $1,210,000.

Licensing Fees

As discussed in Note 4 below, UNL entered into a licensing agreement with the NYMEX on April 10, 2006, as amended on October 20, 2011. Pursuant to the agreement, UNL and the Related Public Funds, other than BNO, USCI and CPER, pay a licensing fee that is equal to 0.015% on all net assets. During the years ended December 31, 2025, 2024, and 2023, UNL incurred $5,232, $4,286, and $2,620, respectively under this arrangement.

Investor Tax Reporting Cost

The fees and expenses associated with UNL’s audit expenses and tax accounting and reporting requirements are paid by UNL. These costs were $132,850 for the year ending December 31, 2025. For years ending December 31, 2024 and 2023, UNL’s investor reporting costs totaled $235,573 and $168,584, respectively. Tax reporting costs fluctuate between years due to the number of shareholders during any given year.

Other Expenses and Fee Waivers

In addition to the fees described above, UNL pays all brokerage fees and other expenses in connection with the operation of UNL, excluding costs and expenses paid by USCF as outlined in Note 4 - Contracts and Agreements below. USCF paid certain expenses on a discretionary basis typically borne by UNL, where expenses exceeded 0.15% (15 basis points) of UNL’s NAV, on an annualized basis. USCF had no obligation to continue such payments into subsequent periods and such waiver was terminated on April 30, 2024. For the years ended December 31, 2025, 2024, and 2023 USCF waived $0, $80,982, and $168,223 respectively, of UNL’s expenses. This voluntary expense waiver was in addition to those amounts USCF was contractually obligated to pay as described in Note 4 - Contracts and Agreements.

NOTE 4 — CONTRACTS AND AGREEMENTS

Marketing Agent Agreement

UNL is party to a marketing agent agreement, dated as of October 30, 2009, as amended from time to time, with the Marketing Agent and USCF, whereby the Marketing Agent provides certain marketing services for UNL as outlined in the agreement. The agreement with the Marketing Agent was amended and, commencing October 1, 2022, the fee of the Marketing Agent, which is calculated daily and payable monthly and borne by USCF, is equal to 0.025% of UNL’s total net assets. In no event may the aggregate compensation paid to the Marketing Agent and any affiliate of USCF for distribution-related services exceed 10% of the gross proceeds of UNL’s offering.

The above fee does not include website construction and development, which are also borne by USCF.

Custody, Transfer Agency and Fund Administration and Accounting Services Agreements

USCF engaged The Bank of New York Mellon, a New York corporation authorized to conduct a banking business (“BNY Mellon”), to provide UNL and each of the Related Public Funds with certain custodial, administrative and accounting, and transfer agency services, pursuant to the following agreements with BNY Mellon dated as of March 20, 2020 (together, the “BNY Mellon Agreements”), which were effective as of April 1, 2020: (i) a Custody Agreement; (ii) a Fund Administration and Accounting Agreement; and (iii) a Transfer Agency and Service Agreement. USCF pays the fees of BNY Mellon for its services under the BNY Mellon Agreements and such fees are determined by the parties from time to time.

Brokerage and Futures Commission Merchant Agreements

UNL entered into a brokerage agreement with RBC Capital Markets LLC (“RBC”) to serve as UNL’s FCM effective October 10, 2013. UNL has engaged each of Marex North America, LLC, formerly RCG Division of Marex Spectron (“MNA”), Marex Capital Markets, Inc., formerly E D & F Man Capital Markets, Inc. (“MCM”), Macquarie Futures USA LLC (“MFUSA”), and ADM Investor Services Inc. (“ADMIS”) to serve as additional FCMs to UNL effective on May 28, 2020, June 5, 2020, December 3, 2020, and August 8, 2023, respectively. The agreements with UNL’s FCMs require the FCMs to provide services to UNL in connection with the purchase and sale of Futures Contracts and Other Natural Gas-Related Investments that may be purchased and sold by or through the applicable FCM for UNL’s account. In accordance with the FCM agreements, UNL pays each FCM commissions of approximately $7 to $8 per round-turn trade, including applicable exchange, clearing and NFA fees for Futures Contracts and options on Futures Contracts. Such fees include those incurred when purchasing Natural Gas Futures Contracts and options on Futures Contracts when UNL issues shares as a result of a Creation Basket, as well as fees incurred when selling Futures Contracts and options on Futures Contracts when UNL redeems shares as a result of a Redemption Basket. Such fees are also incurred when Futures Contracts and options on Futures Contracts are purchased or redeemed for the purpose of rebalancing the portfolio. UNL also incurs commissions to brokers for the purchase and sale of Futures Contracts, Other Natural Gas-Related Investments or short-term obligations of the United States of two years or less (“Treasuries”).

	Year ended December 31, 2025	Year ended December 31, 2024	Year ended December 31, 2023
Total commissions accrued to brokers	$4,465	$8,179	$5,945
Total commissions as annualized percentage of average total net assets	0.03%	0.05%	0.03%

The decrease in total commissions accrued to brokers for the year ended December 31, 2025, compared to the year ended December 31, 2024, was due primarily to the number of natural gas futures contracts being held and traded.

NYMEX Licensing Agreement

UNL and NYMEX entered into a licensing agreement on December 4, 2007, as amended on October 20, 2011, whereby UNL was granted a non-exclusive license to use certain of the NYMEX’s settlement prices and service marks. Under the licensing agreement, UNL and the Related Public Funds, other than BNO, USCI, and CPER, pay the NYMEX an asset-based fee for the license, the terms of which are described in Note 3. UNL expressly disclaims any association with the NYMEX or endorsement of UNL by the NYMEX and acknowledges that “NYMEX” and “New York Mercantile Exchange” are registered trademarks of the NYMEX.

NOTE 5 — FINANCIAL INSTRUMENTS, OFF-BALANCE SHEET RISKS AND CONTINGENCIES

UNL may engage in the trading of futures contracts, options on futures contracts, cleared swaps and OTC swaps (collectively, “derivatives”). UNL is exposed to both market risk, which is the risk arising from changes in the market value of the contracts, and credit risk, which is the risk of failure by another party to perform according to the terms of a contract.

UNL may enter into futures contracts, options on futures contracts, cleared swaps, and OTC swaps to gain exposure to changes in the value of an underlying commodity. A futures contract obligates the seller to deliver (and the purchaser to accept) the future delivery of a specified quantity and type of a commodity at a specified time and place. Some futures contracts may call for physical delivery of the asset, while others are settled in cash. The contractual obligations of a buyer or seller may generally be satisfied by taking or making physical delivery of the underlying commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. Cleared swaps are agreements that are eligible to be cleared by a clearinghouse, e.g., ICE Clear Europe, and provide the efficiencies and benefits that centralized clearing on an exchange offers to traders of futures contracts, including credit risk intermediation and the ability to offset positions initiated with different counterparties. OTC swaps are entered into between two parties in private contracts. In an OTC swap, each party bears credit risk to the other party, i.e., the risk that the other party may not be able to perform its obligations under the OTC swap.

The purchase and sale of futures contracts, options on futures contracts and cleared swaps require margin deposits with an FCM. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires FCMs to segregate all customer transactions and assets from the FCM’s proprietary transactions and assets. To reduce the credit risk that arises in connection with OTC swaps, UNL will generally enter into an agreement with each counterparty based on the Master Agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”), that provides for the netting of its overall exposure to its counterparty and, consistent with applicable regulatory requirements, the posting by each party to cover the mark-to-market exposure of a counterparty to the other counterparty is required.

Futures contracts, options on futures contracts and cleared swaps involve, to varying degrees, elements of market risk (specifically commodity price risk) and exposure to loss in excess of the amount of variation margin. The face or contract amounts reflect the extent of the total exposure UNL has in the particular classes of instruments. Additional risks associated with the use of futures contracts are an imperfect correlation between movements in the price of the futures contracts and the market value of the underlying securities and the possibility of an illiquid market for a futures contract. Buying and selling options on futures contracts exposes investors to the risks of purchasing or selling futures contracts.

As to OTC swaps, valuing OTC derivatives is less certain than valuing actively traded financial instruments such as exchange-traded futures contracts and securities or cleared swaps, because the price and terms on which such OTC derivatives are entered into or can be terminated are individually negotiated, and those prices and terms may not reflect the best price or terms available from other sources. In addition, while market makers and dealers generally quote indicative prices or terms for entering into or terminating OTC contracts, they typically are not contractually obligated to do so, particularly if they are not a party to the transaction. As a result, it may be difficult to obtain an independent value for an outstanding OTC derivatives transaction.

Market volatility is attributable to things like the COVID-19 pandemic and related supply chain disruptions, war (such as the Russia-Ukraine war), political unrest, attacks or threats of attack by terrorists, conflicts in the Middle East, continuing disputes among natural gas-producing countries, the introduction of or changes in tariffs or trade barriers, and trade wars between nations. Events such as these, and others, could cause volatility in the future, which may affect the value, pricing and liquidity of some investments or other assets, including those held by or invested in by UNL and the impact of which could limit UNL’s ability to have a substantial portion of its assets invested in the Benchmark Futures Contracts. In such a circumstance, UNL could, if it determined it appropriate to do so in light of market conditions and regulatory requirements, invest in other Futures Contracts and/or Other Natural-Gas Related Investments.

All of the futures contracts held by UNL through December 31, 2025, were exchange-traded. The risks associated with exchange-traded contracts are generally perceived to be less than those associated with OTC swaps since, in OTC swaps, a party must rely solely on the credit of its respective individual counterparties. However, in the future, if UNL were to enter into non-exchange traded contracts, it would be subject to the credit risk associated with counterparty non-performance. The credit risk from counterparty non-performance associated with such instruments is the net unrealized gain, if any, on the transaction. UNL has credit risk under its futures contracts since the sole counterparty to all domestic and foreign futures contracts is the clearinghouse for the exchange on which the relevant contracts are traded. In addition, UNL bears the risk of financial failure by the clearing broker.

UNL’s cash and other property, such as Treasuries, deposited with its FCMs are considered commingled with all other customer funds, subject to such FCM’s segregation requirements. In the event of an FCM’s insolvency, recovery may be limited to a pro rata share of segregated funds available. It is possible that the recovered amount could be less than the total of cash and other property deposited. The insolvency of an FCM could result in the complete loss of UNL’s assets posted with that FCM; however, the majority of UNL’s assets are held in investments in Treasuries, cash and/or cash equivalents with UNL’s custodian and would not be impacted by the insolvency of an FCM. The failure or insolvency of UNL’s custodian, however, could result in a substantial loss of UNL’s assets.

USCF invests a portion of UNL’s cash in money market funds that seek to maintain a stable per share NAV. UNL is exposed to any risk of loss associated with an investment in such money market funds. As of December 31, 2025 and December 31, 2024, UNL held investments in money market funds in the amounts of $8,000,000 and $11,000,000, respectively. UNL also holds cash deposits with its custodian and FCMs. As of December 31, 2025 and December 31, 2024, UNL held cash deposits in the amounts of $12,821,885 and $6,860,450 respectively, with the custodian and FCMs. Some or all of these amounts may be subject to loss should UNL’s custodian and/or FCMs cease operations.

For derivatives, risks arise from changes in the market value of the contracts. Theoretically, UNL is exposed to market risk equal to the value of futures contracts purchased and unlimited liability on such contracts sold short or that the value of the futures contract could fall below zero. As both a buyer and a seller of options, UNL pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option.

UNL’s policy is to continuously monitor its exposure to market and counterparty risk through the use of a variety of financial, position and credit exposure reporting controls and procedures. In addition, UNL has a policy of requiring review of the credit standing of each broker or counterparty with which it conducts business.

The financial instruments held by UNL are reported in its statements of financial condition at market or fair value, or at carrying amounts that approximate fair value, because of their highly liquid nature and short-term maturity.

For the years ended December 31, 2025 and 2024, the monthly average volume of open future contract notional value was $14,052,601 and $20,100,908, respectively.

NOTE 6 — FINANCIAL HIGHLIGHTS

The following table presents per share performance data and other supplemental financial data for the years ended December 31, 2025, 2024 and 2023 for the shareholders. This information has been derived from information presented in the financial statements.

	Year ended December 31, 2025	Year ended December 31, 2024	Year ended December 31, 2023
Per Share Operating Performance:
Net asset value, beginning of year	$8.12	$8.58	$17.24
Total income (loss)	(0.64)	(0.33)	(8.56)
Total expenses	(0.14)	(0.13)	(0.10)
Net increase (decrease) in net asset value	(0.78)	(0.46)	(8.66)
Net asset value, end of year	$7.34	$8.12	$8.58

Total Return	(9.61)%	(5.36)%	(50.23)%

Ratios to Average Net Assets
Total income (loss)	(5.14)%	(5.11)%	(75.12)%
Management fees	0.60%	0.65%	0.75%
Total expenses excluding management fees	1.05%	1.42%	1.11%
Expense waived	—%	(0.45)%	(0.96)%
Net expense excluding management fees	1.05%	0.97%	0.15%
Net income (loss)	(6.78)%	(6.73)%	(76.02)%

Total returns are calculated based on the change in value during the period. An individual shareholder’s total return and ratio may vary from the above total returns and ratios based on the timing of contributions to and withdrawals from UNL. Additionally, only Authorized Participants purchase and redeem shares from the Fund at the NAV per share. Most shareholders will purchase and sell shares in the secondary market at market prices, which may differ from the NAV per share and result in a higher or lower total return.

NOTE 7 — QUARTERLY FINANCIAL DATA (Unaudited)

The following summarized (unaudited) quarterly financial information presents the results of operations and other data for the three-month periods ended March 31, June 30, September 30 and December 31, 2025 and 2024.

	First Quarter 2025	Second Quarter 2025	Third Quarter 2025	Fourth Quarter 2025
Total Income (Loss)	$4,243,946	$(2,331,808)	$(1,283,968)	$(1,364,030)
Total Expenses	59,072	51,586	64,465	60,496
Net Income (Loss)	$4,184,874	$(2,383,394)	$(1,348,433)	$(1,424,526)
Net Income (Loss) per Share	$2.14	$(1.53)	$(0.99)	$(0.40)

	First Quarter 2024	Second Quarter 2024	Third Quarter 2024	Fourth Quarter 2024
Total Income (Loss)	$(2,240,246)	$1,256,939	$(494,126)	$552,059
Total Expenses	99,756	93,166	106,782	75,378
Expense Waivers	(61,732)	(14,478)	(4,772)	—
Net Expense	38,024	78,688	102,010	75,378
Net Income (Loss)	$(2,278,270)	$1,178,251	$(596,136)	$476,681
Net Income (Loss) per Share	$(0.81)	$0.51	$(0.36)	$0.20

NOTE 8 — FAIR VALUE OF FINANCIAL INSTRUMENTS

UNL values its investments in accordance with Accounting Standards Codification 820 – Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurement. ASC 820 establishes a fair value hierarchy that distinguishes between: (1) market participant assumptions developed based on market data obtained from sources independent of UNL (observable inputs) and (2) UNL’s own assumptions about market participant assumptions developed based on the best information available under the circumstances (unobservable inputs). The three levels defined by the ASC 820 hierarchy are as follows:

Level I – Quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

Level II – Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly. Level II assets include the following: quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability, and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market-corroborated inputs).

Level III – Unobservable pricing input at the measurement date for the asset or liability. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available.

In some instances, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. The level in the fair value hierarchy within which the fair value measurement in its entirety falls shall be determined based on the lowest input level that is significant to the fair value measurement in its entirety.

The following table summarizes the valuation of UNL’s securities at December 31, 2025 using the fair value hierarchy:

At December 31, 2025	Total	Level I	Level II	Level III
Short-Term Investments	$8,000,000	$8,000,000	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	(2,070,955)	(2,070,955)	—	—

The following table summarizes the valuation of UNL’s securities at December 31, 2024 using the fair value hierarchy:

At December 31, 2024	Total	Level I	Level II	Level III
Short-Term Investments	$11,000,000	$11,000,000	$—	$—
Exchange-Traded Futures Contracts
United States Contracts	1,115,220	1,115,220	—	—

Effective January 1, 2009, UNL adopted the provisions of Accounting Standards Codification 815 — Derivatives and Hedging, which require presentation of qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and gains and losses on derivatives.

Fair Value of Derivative Instruments

Derivatives not Accounted for as Hedging Instruments	Statements of Financial Condition Location	Fair Value at December 31, 2025	Fair Value at December 31, 2024
Futures—Commodity Contracts	Unrealized gain (loss) on open commodity futures contracts	$(2,070,955)	$1,115,220

The Effect of Derivative Instruments on the Statements of Operations

		For the year ended December 31, 2025		For the year ended December 31, 2024		For the year ended December 31, 2023
Derivatives not Accounted for as Hedging Instruments	Location of Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) on Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) in Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income	Realized Gain (Loss) in Derivatives Recognized in Income	Change in Unrealized Gain (Loss) on Derivatives Recognized in Income
Futures—Commodity Contracts	Realized gain (loss) on closed commodity futures contracts	$1,855,894		$(7,409,144)		$(17,944,426)

	Change in unrealized gain (loss) on open commodity futures contracts		$(3,186,175)		$5,565,625		$3,969,335

NOTE 9 — SUBSEQUENT EVENTS

UNL has performed an evaluation of subsequent events through the date the financial statements were issued. This evaluation did not result in any subsequent events that necessitated disclosures and/or adjustments.